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                                                                    Exhibit 4.35
                          THIRD SUPPLEMENTAL INDENTURE
                          ----------------------------

         Third Supplemental Indenture, dated as of February 22, 2000, to the Indenture dated as of May 20, 1994, between Waxman Industries, Inc., a Delaware corporation (the "Company"), and the Huntington National Bank, as trustee (the "Trustee"), as amended by a First Supplemental Indenture dated as of January 19, 1996 between the Company and the Trustee and a Second Supplemental Indenture dated as of December 1, 1999 between the Company and the Trustee (as so amended, the "Indenture").

                                     RECITAL
                                     -------

         The Indenture provides that the Company and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Company's outstanding 12 3/4% Senior Secured Deferred Coupon Notes due June 1, 2004 (the "Securities"), amend or supplement the Indenture or the Securities. The Company has received signed consents of the Holders of at least a majority in aggregate principal amount of the Securities approving the amendments to the Indenture and the Securities contained in this Third Supplemental Indenture.

         NOW, THEREFORE, the parties agree as follows for their mutual benefit and for the equal and ratable benefit of the Holders of the Securities:

         1. Capitalized terms not defined herein shall have the meanings given to them in the Indenture.

         2. Section 1.01 of the Indenture is hereby amended by adding thereto the following definitions in their appropriate alphabetical order:

                           "Initial Accreted Value" means $539.02 per $1,000
                  principal amount of Securities.

                           "Accrued PIC Interest" means, as of any date, an
                  amount per $1,000 principal amount of Securities that is equal to the portion of the excess of the principal amount of such Securities over the Initial Accreted Value which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each June 1 and December 1 at the rate of 12 3/4% per annum from June 1, 1994 through the date of determination but not later than June 1, 1999, computed on the basis of a 360-day year of twelve 30-day months.

                           "Base Principal" means $489.02 per $1,000 principal
                  amount of Securities.

                  "OID Amount" means an amount per $1,000 principal amount of Securities equal to the amount of the accrued but unpaid original issue discount (as such amount is determined



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         pursuant to Section 1273 of the Internal Revenue Code) on the
         Securities as calculated to the Maturity Date of the Securities, exclusive of the Accrued PIC Interest.

         3. Section 6.10 of the Indenture is hereby amended by deleting said section in its entirety and replacing it with the following:

                           "If the Trustee collects any money pursuant to this
                  Article Six, it shall pay out the money, and such payments shall be allocated, in the following order:

                           First: to the Trustee for amounts due under
                  Section 7.07;

                           Second: to Holders for accrued and unpaid cash
                  interest on the Securities pursuant to paragraph 1 of the Securities to and including the date on which the Default Amount becomes immediately due and payable pursuant to Section
                  6.02 above, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for such accrued interest;

                           Third: to Holders for the OID Amount in respect of
                  the Securities, ratably without preference or priority of any kind;

                           Fourth: to Holders for principal amounts owing under
                  the Securities in respect of Accrued PIC Interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities;

                           Fifth: to Holders for the Base Principal owing under
                  the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

                           Sixth: to the Company or any other obligor on the
                  Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. It is the intent of the foregoing allocation that all payments on the Securities prior to maturity shall be applied in payment of all interest which has accrued and remains unpaid on the Securities prior to the application of any payments to the Base Principal."



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         4.       Paragraph 1 of the Securities is hereby amended by adding the following immediately after the end of the second sentence of the first paragraph thereof:

                  "Notwithstanding the foregoing sentence, the Company may pay accrued interest on the Securities and the OID Amount in respect of the Securities at any time, or from time to time, in addition to, but not later than, the scheduled Interest Payment Dates."

         5. Paragraph 5(b) of the Securities is hereby amended by adding the following immediately after the end of the second sentence of the first paragraph thereof:

                  "Payments with respect to redemptions of the Securities, whether in whole or in part, shall be allocated in the following order of priority: (i) first, to accrued and unpaid interest on the Securities, if any, to the Redemption Date;
                  (ii) second, to premiums, if any, paid upon redemption of the Securities in an amount equal to (x) if the Securities are being redeemed in whole, and not in part, that portion of the redemption price of the Securities (as determined in accordance with this paragraph (5)) in excess of the Accreted Value of the Securities as at the Redemption Date and (y) if the Securities are being redeemed in part, that portion of the redemption price that is equal to the difference between (A) aggregate amount, excluding accrued and unpaid cash interest, being paid for redemption (the "Total Payment"), and (B) the quotient of the Total Payment divided by a fraction (I) the numerator of which is the absolute value of the applicable redemption price which is stated as a percentage of the Accreted Value as set forth below and (II) the denominator of which is one hundred (100); (iii) third, to the OID Amount in respect of the Securities; (iv) fourth, to Accrued PIC Interest owing under the Securities; and (v) fifth, to Base Principal owing under the Securities. The Company may, on any Redemption Date, pay all accrued and unpaid interest on the Securities, including accrued and unpaid cash interest with respect to Securities, or other portions thereof, not redeemed as provided herein."

         6. Each Holder agrees not to take any position on any return or report for any income tax purpose which is inconsistent with the application of any payments made on the Securities provided in this Third Supplemental Indenture.

         7. This Third Supplemental Indenture is an indenture to and in implementation of the Indenture, and the Indenture and this Third Supplemental Indenture shall henceforth be read together.



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         8.       The Trustee accepts the trusts created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Third Supplemental Indenture.

         9. The Indenture as amended and supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

         10. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         11. The provisions of this Third Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee.

         12. This Third Supplemental Indenture shall be governed by the internal laws of the State of New York.

         13. If any provision of this Third Supplemental Indenture shall be declared by a court of competent jurisdiction to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Third Supplemental Indenture, nor shall any party have liability to the other parties as a result of such unenforceable, invalid or void provision.

                    (Signatures appear on the following page)






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         IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the day and year first above written.

                           WAXMAN INDUSTRIES, INC.



                           By:  /s/ Armond Waxman
                                ---------------------------------------
                                Name: Armond Waxman
                                Title: President and Co-Chief Executive Officer


Attest:  /s/ Mark Wester
         ---------------------------------
         Name: Mark Wester
         Title: Vice President-Finance and
                Chief Financial Officer

                           THE HUNTINGTON NATIONAL BANK,
                           as Trustee

                           By:  /s/ F.G. Lamb
                                ---------------------------------------
                                Name: F.G. Lamb
                                Title: Vice President